Exhibit 5.1

Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam THE NETHERLANDS	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123

www.stibbe.com

Date November 17, 2015

Wright Medical Group N.V. – Registration Statement on Form S-3

Ladies and Gentlemen,

(1)

We have acted as legal counsel to Wright Medical Group N.V. (the “Company”), with respect to matters of Netherlands law, in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission. The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides a general description of ordinary shares in the capital of the Company. Each time a selling shareholder sells securities under the Registration Statement, the Prospectus provides that it will be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the offer and sale from time to time by certain shareholders of the Company to be identified in one or more Prospectus Supplements of ordinary shares in the capital of the Company (the “Shares”).

(2)

For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”); and

(d)

the deed of incorporation of the Company dated June 23, 2006 and the Company’s articles of association (statuten) as lastly amended on October 1, 2015, which according to the Extract referred to above are the articles of association of the Company as currently in force.

The practice is conducted by Stibbe N.V. (registered with the Trade Register of the Chamber of Commerce under number 34198700). The general conditions of Stibbe N.V. are applicable and include a clause on limitation of liability. The general conditions have been deposited with the Amsterdam District Court and are available on request and free of charge. They can also be found at www.stibbe.com.

The Registration Statement and the Prospectus together referred to as the “Documents”.

References to the Civil Code, the Bankruptcy Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, and such other Codes or Acts of the Netherlands, as amended. In this opinion, “the Netherlands” refers to the European part of the Kingdom of the Netherlands and “EU” refers to the European Union.

(3)	In rendering this opinion we have assumed:

(a)

the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

(b)

(i) the power, capacity and authority of all parties to enter into and execute each of the Documents; (ii) that each of the Documents will be duly authorised by all parties thereto; and (iii) that each of the Documents will be validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (including but not limited to the Company) under all applicable laws, including the laws by which each of the Documents are expressed to be governed;

(c)	that each of the Documents constitutes legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms under all applicable laws;

(d)

that (i) all corporate and other action required to be taken by the Company to authorise the issuance of Shares has been, or will be, duly and validly taken, (ii) each time Shares have been, or will be issued, offered, sold, delivered such Share has been, or will have been, duly accepted and paid by the subscribers thereof in accordance with any applicable law (including, without limitation, the laws of the Netherlands), and (iii) upon issue of each Share at least a consideration (in cash or in kind) has been paid to the Company equal to the nominal amount thereof and any premium agreed upon;

(e)

that (i) each of the Shares that has been, or will be, issued, offered, sold, or delivered under an equity incentive plan applicable to the Company (a “Plan”) has been, or will be duly accepted and paid by the subscribers thereof who are persons legally entitled to purchase such Shares as contemplated and in accordance with any applicable law (including, without limitation, the laws of the Netherlands) and the relevant Plan, and (ii) upon issue of a Share under a Plan at least a consideration (in cash or in kind) has been paid to the Company with a value equal to the nominal amount of such Share and any premium agreed upon in accordance with the applicable Plan and the laws of the Netherlands;

(f)	that each time Shares will be issued, the Company’s authorised capital (maatschappelijk kapitaal) allows for such issuance;

(g)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any

(2)

jurisdiction which may be required in respect of the execution or performance of each of the Documents have been or will be duly obtained or made, as the case may be;

(h)

that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Company; and

(i)	that in the event that the Shares have been or will be offered in the Netherlands this will be done only in accordance with the Financial Supervision Act.

(4)	This opinion is limited to matters of the laws of the Netherlands in effect on the date of this opinion.

(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, we are as at the date hereof of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap); and

(b)	each Share, when identified in a Prospectus Supplement, will be duly authorised, validly issued, fully paid and non-assessable.

(6)	This opinion is subject to the following qualifications:

(a)

we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Documents save in so far as the matters represented are the subject matter of specific opinions set forth above;

(b)

the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)

the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands may be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

(3)

(d)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

-	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant agreement;

-

may give effect to the overriding mandatory provisions of the law of the jurisdiction where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render performance of the agreement – in accordance with the law otherwise applicable to it – unlawful;

-	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

-

if all the elements relevant to the situation at the time of the choice of law are located in another country, may apply provisions of the law of that other country and, if that country is an EU member state, provisions of EU law, in so far as those provisions cannot be derogated from by agreement; and

(e)	the term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.

(7)	This opinion and any issue arising under this opinion will be governed by the laws of the Netherlands.

(8)

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully,

Stibbe N.V.

/s/ Paul Quist	/s/ Fons Leijten

(4)